Exhibit 4.1

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT



                              SEACOR HOLDINGS INC.






                              ____________________


                           Dated as of March 16, 2005

                              ____________________

                          REGISTRATION RIGHTS AGREEMENT

           This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 16, 2005, is entered into by and among SEACOR HOLDINGS INC., a Delaware corporation (including its successors, the "Company"), and the persons (each a "Holder" and collectively, the "Holders") listed on the signature pages hereof.

                                    RECITALS

           WHEREAS, the Company, SBLK Acquisition Corp., a Delaware corporation, CORBULK LLC, a Delaware limited liability company and Seabulk International, Inc., a Delaware corporation, are parties to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"); and

           WHEREAS, pursuant to the Merger Agreement, the Holders will receive shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

           NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                           EFFECTIVENESS; DEFINITIONS
                           --------------------------

           1.1 Effectiveness. This agreement shall be of no force or effect prior to the "Effective Time" as defined in the Merger Agreement (hereinafter, the "Effective Time") and shall, except as otherwise provided herein, be of full force and effect from and after the Effective Time. In the event that the Merger Agreement is terminated for any reason prior to the Effective Time, this Agreement shall terminate.

           1.2 Definitions.

           "Advice" shall have the meaning set forth in Section 2.4.3 hereof.

           "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with any Person.

           "Agreement" shall have the meaning set forth in the introductory paragraph hereof.

           "Broker-Dealer" means a broker or dealer registered with the SEC as such under the Exchange Act or a "bank" as defined by the Exchange Act.

           "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States or the State of New York.

           "Common Stock" shall have the meaning set forth in the Recitals hereof.

           "Common Stock Equivalents" means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of such future event.

           "Company" shall have the meaning set forth in the introductory paragraph hereof.

           "Company Notice" shall have the meaning set forth in Section 2.3.1 hereof.

           "Deferral Period" shall have the meaning set forth in Section 2.6 hereof.

           "Effective Time" shall have the meaning set forth in Section 1.1 hereof.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

           "Holder" and "Holders" shall have the meaning set forth in the introductory paragraph of this Agreement and shall include any Affiliate of any such Holder to whom Registrable Securities are transferred by such Holder.

           "NASD" means the National Association of Securities Dealers, Inc.

           "Nautilus" means Nautilus Acquisition, L.P. and any of its Affiliates.

           "Notifying Holder" shall have the meaning set forth in Section 2.2.1 hereof.

           "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

           "Piggyback Notice" shall have the meaning set forth in Section 2.2.1.

           "Receiving Holders" shall have the meaning set forth in Section 2.2.1 hereof.

           "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

           "Registrable Securities" means the shares of Common Stock of the Company to be acquired by the Holders pursuant to the transactions contemplated by the Merger Agreement; provided, however, that Registrable Securities shall not include any such shares sold or otherwise transferred by a Holder except in the event of a transfer by a Holder to one or more of such Holder's Affiliates.

           "Registration Expenses" means all expenses incident to registration of the Registrable Securities hereunder, including, without limitation, (a) all SEC and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the securities or "Blue Sky" laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may designate, including reasonable fees and disbursements (based on customary hourly rates), if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities in a form for delivery for purchase pursuant to such registration or qualification and the expenses of printing or producing any underwriting agreement(s) and agreement(s) among underwriters and any "Blue Sky" or legal investment memoranda, any selling agreements and all other documents to be used in connection with the offering, sale or delivery of Registrable Securities, (d) messenger, telephone and delivery expenses of the Company and out-of-pocket travel expenses incurred by or for the Company's personnel for travel undertaken for any "road show" made in connection with the offering of securities registered thereby, (e) fees and expenses of any transfer agent and registrar with respect to the delivery of any Registrable Securities and any escrow agent or custodian involved in the offering, (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company incurred in connection with the registration, qualification and offering of the Registrable Securities (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (g) fees, expenses and disbursements of any other persons retained by the Company, including special experts retained by the Company in connection with such registration, (h) Securities Act liability insurance (if the Company elects to obtain such insurance) and (i) the fees and expenses incurred in connection with the quotation or listing of shares of Registrable Securities on any securities exchange or automated securities quotation system. Any commissions, fees, discounts or, except as specified in the immediately preceding sentence, expenses of any underwriter or Holder incurred in connection with an underwritten offering of securities registered in accordance with this Agreement shall not be considered "Registration Expenses."

           "Required Holders" means Holders who, in the aggregate, then own more than 50% of the Registrable Securities, and who, severally, each then own (i) in the case of Nautilus, more than 50% of the Registrable Securities owned by Nautilus and (ii) in the case of Riverstone, more than 50% of the Registrable Securities owned by Riverstone.

           "Riverstone" means each of C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment, L.P. or C/R Marine Coinvestment II, L.P. and any of their Affiliates.

           "Regulation M" means Regulation M under the Securities Act and the Exchange Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act or Exchange Act.

           "Rule 144" means Rule 144 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

           "Rule 145" means Rule 145 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

           "Rule 415" means Rule 415 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and nay successor rule or regulation under the Securities Act.

           "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

           "Seller Affiliates" shall have the meaning set forth in Section 2.5.1 hereof.

           "Shelf Registration Statement" shall have the meaning provided in
Section 2.1.1 hereof.

           "Suspension Notice" shall have the meaning set forth in Section 2.4.3 hereof.

           "Underwriting Notice" shall have the meaning set forth in Section
2.2.1 hereof.

           1.3 Rules of Construction. Unless the context otherwise requires

               (1)  a term has the meaning assigned to it;

               (2)  "or" is not exclusive;

               (3) words in the singular include the plural, and words in the plural include the singular;

               (4)  provisions apply to successive events and transactions; and

               (5) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2
                                  REGISTRATION
                                  ------------

           2.1 Shelf Registration.

           2.1.1 Shelf Registration Statement. The Company shall as promptly as practicable (but in no event more than 30 days after the Closing Date (as defined in the Merger Agreement)) prepare and file with the SEC and, thereafter, use its reasonable best efforts to have declared effective as promptly as reasonably practicable a registration statement (the "Shelf Registration Statement") in accordance with Section 2.4.1 hereof relating to the offer and sale by the Holders at any time and from time to time on a delayed or continuous basis in accordance with Rule 415, through such method or methods of distribution as the Holders shall select, and in accordance with this Agreement, of all the Registrable Securities, and, subject to Section 2.6 hereof, the Company shall use reasonable best efforts to keep the Shelf Registration Statement effective under the Securities Act until the third anniversary of the Effective Time (or for such longer period if extended pursuant to Section 2.6 hereof). In the event the Shelf Registration Statement cannot be kept effective for such period, the Company shall, subject to Section 2.6 hereof, use reasonable best efforts to prepare and file with the SEC and have declared effective as promptly as practicable another registration statement on the same terms and conditions as the initial Shelf Registration Statement and such registration statement shall be considered the Shelf Registration Statement for purposes hereof. The Company shall supplement and amend the Shelf Registration Statement to reflect changes in the manner of distribution reasonably requested by the Holders.

           2.1.2 Adjustment. If at any time the outstanding shares of Registrable Securities as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of shares of such stock to be registered on the Shelf Registration Statement pursuant to Section 2.1.1 hereof.

           2.1.3 Expenses. The Company will pay all of the Registration Expenses in connection with any registration pursuant to this Section 2.1; provided, however, that in any underwritten offering or other trade by the Holders effectuated pursuant to this Section 2.1, the Holders shall pay any underwriting commissions and discounts and fees and expenses of counsel to such Holders.

           2.1.4 Notice of Intended Use of Prospectus. If, at any time on or after the first anniversary of the Effective Time, any Holder intends to use or deliver the prospectus forming a part of the Shelf Registration Statement (or any prospectus supplement or amendment thereto) in connection with any offer or sale of Registrable Securities covered thereby, such Holder shall first give written notice thereof to the Company at least two (2) Business Days prior to the first date such prospectus or prospectus supplement will be used or delivered by such Holder in connection with such offer or sale. If applicable, by the close of business on the Business Day following its receipt of such notice, the Company shall provide a Suspension Notice to any Holder delivering a notice pursuant this Section 2.1.4 of any suspension of registration rights pursuant to Section 2.6 hereof.

           2.2 Certain Underwritten Offerings Pursuant to the Shelf Registration Statement.

           2.2.1 Underwriting Notice. In the event that the Holders of 50% or more of the Registrable Securities outstanding at such time (and, with respect to Riverstone, as otherwise permitted by the last sentence of this Section 2.2.1) shall seek to undertake an underwritten offering of any Registrable Securities pursuant to the Shelf Registration Statement, such Holders shall first give written notice thereof (the "Underwriting Notice", and each such party giving notice, a "Notifying Holder") to the other Holders (the "Receiving Holders") and the Company at least ten (10) Business Days prior to the anticipated initiation of such underwritten offering, specifying the number of Registrable Securities sought to be offered. The Company shall advise the Notifying Holders and the Receiving Holders and each Receiving Holder shall advise the Notifying Holders and the Company in writing within five (5) Business Days after receipt of such Underwriting Notice (or if the Notifying Holders intend to execute the underwriting agreement with respect to such underwritten offering prior to such date, the Notifying Holders shall so notify the Company and the Receiving Holders in the Underwriting Notice, and the Company and each Receiving Holder shall advise the Notifying Holder in writing on or before the date on which the underwriting agreement is executed but no less than five (5) Business Days after receipt of such Underwriting Notice), specifying the number, if any, of shares of Common Stock of the Company or Registrable Securities the Company and such Receiving Holders, as applicable, seek to include in such underwritten offering (each a "Piggyback Notice"), and subject to the next sentence, such shares of Common Stock of the Company and Registrable Securities shall be included in such underwritten offering. If the managing underwriter shall advise the Company and Holders in writing that, in its opinion, the number of securities requested to be included in such underwritten offering exceeds the number which can be sold in such offering without adversely affecting the offering, including with respect to price, the Company and Holders will include in such underwritten offering, to the extent of the number which the Holders are so advised can be sold in such offering, (i) first, a pro rata amount, based upon the number of Registrable Securities sought to be offered by each Holder as set forth in the Underwriting Notice and the Piggyback Notice, (ii) second, securities of the Company sought to be offered by the Company as set forth in the Piggyback Notice and (iii) third, securities of the Company held by other Persons having registration rights existing as of the date of this Agreement or granted in accordance with Section 2.3.5 hereof proposed to be included in such registration by the holders thereof. Notwithstanding anything contained herein to the contrary, and whether or not Riverstone owns 50% or more of the Registrable Securities outstanding at such time, Riverstone shall be entitled to be the Notifying Holder for at least one of the three underwritten offerings permitted herein, so long as Riverstone holds greater than the minimum amount specified in Section 2.2.2(D) hereof.

           2.2.2 Procedures. Subject to Section 2.6 hereof, the Company shall
(i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, (ii) cause the Company's officers, directors, employees, and use its reasonable best efforts to cause the Company's accountants and auditors, to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the underwritten offering, (iii) as may be reasonably requested, cause the Company's officers and employees to participate in investor presentations to prospective investors and analysts, including via "road shows," and (iv) generally accommodate any participating underwriter's reasonable requests relating to its due diligence efforts; provided, however, that the Holders shall only be entitled to effect up to a total of three (3) underwritten offerings of Registrable Securities pursuant to the Shelf Registration Statement; provided, further, that no such offering pursuant to Section 2.2.1 shall be made by the Holders:

           (A) on more than one occasion during any period of ninety (90) consecutive days after any other such offering of Registrable Securities in accordance with this Section 2.2 was consummated;

           (B) during the fifteen (15) days prior to the anticipated consummation of an offering of securities of the same class as the Registrable Securities and during the sixty (60) days after the consummation of such an offering, except in the case of an offering registered on Form S-4 or S-8 (or any successor form) for the registration of securities to be offered in a transaction of the type referred to in Rule 145 or to be offered to employees of and/or consultants to the Company or subsidiaries thereof;

           (C) within ninety (90) days of the consummation of an offering of Registrable Securities in which the Holders were offered the opportunity to participate pursuant to Section 2.3 hereof, provided that all the Registrable Securities requested by the Holders to be so registered were registered for sale in such offering; and

           (D) unless the Holders will offer for sale at least seven hundred fifty thousand (750,000) shares of Registrable Securities.

           2.2.3 Effective Registration Statement. For purposes of determining a Holder's right to sell Registrable Securities pursuant to the Shelf Registration Statement in an underwritten offering referred to in Section 2.2.1 hereof, an offering of such nature shall not be deemed to have been effected unless (A) a registration statement with respect thereto has become effective and remained in effect for the period set forth in Section 2.4.1(b) hereof (provided, however, that a registration which does not become effective solely by reason of the refusal of the Holders to proceed with the offering or the refusal by the Company to proceed based upon the written opinion of outside counsel to the lead underwriter delivered to and reasonably acceptable to the Company that so proceeding is inappropriate as a legal matter for a reason relating to circumstances of the Holders shall be deemed to have been effected) and (B) after it has become effective, such registration has not become subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, other than solely by reason of some act or omission by the Holders with respect thereto, or such stop order, injunction or other order has been lifted so as to permit such offering and sale of Registrable Securities and (C) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are satisfied or any failure to satisfy such conditions was solely by reason of some act or omission by the Holders.

           2.2.4 Underwriting Agreements. If requested by the underwriters for any underwritten offering by the Holders to be conducted pursuant to Section
2.2.1 hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be in customary form for offerings of this type and acceptable to the Holders, whose acceptance shall not be unreasonably withheld, to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, representations and indemnities by the Company and other customary indemnifications. For illustrative purposes, the representations and warranties and such other terms contained therein and agreed to by the Company in that certain Registration Rights Agreement, dated as of December 17, 2004, between the Company and Credit Suisse First Boston LLC, shall be deemed customary; provided, however, the parties acknowledge and agree that certain additional representations and warranties and other terms may be added or changed based on the facts and circumstances at the time of the Company's entering into the underwriting agreement. The Holders will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof.

           2.2.5 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees (and the Company agrees, in connection with any underwritten offering effected in accordance with this
Section 2.2, to use its reasonable best efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the period required under Regulation M prior to the consummation of any underwritten offering in which the Holders have the opportunity to participate and during such time period after the consummation of any such underwritten offering of Common Stock (not to exceed forty-five (45) days) (except, if applicable, as part of such underwritten offering) as the Company and the managing underwriter may agree. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each seller of Registrable Securities on a pro rata basis in accordance with the number of Registrable Securities held by each seller.

           2.2.6 Selection of Underwriters. In an underwritten offering of Registrable Securities effected pursuant to this Section 2.2, the Notifying Holders shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

           2.2.7 Participation in Underwritten Offerings. Neither a Holder nor any other Person may participate in any underwritten offering in which Registrable Securities are to be offered pursuant to this Section 2.2 unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the Holders to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of such underwriting arrangements.

           2.3 Piggyback Underwritten Offerings.

           2.3.1 Right to Piggyback. In the event that the Company shall seek to undertake an underwritten offering of registered shares of Common Stock of the Company (whether for the account of the Company or the account of any securityholder of the Company) on or before the third anniversary of the Effective Time (or for such longer period if extended pursuant to Section 2.6 hereof), except in the case of an offering registered on Form S-4 or S-8 (or any successor form) for the registration of securities to be offered in a transaction of the type referred to in Rule 145 or to be offered to employees of and/or consultants to the Company or subsidiaries thereof, the Company shall first give written notice thereof (the "Company Notice") to each Holder of Registrable Securities, which Company Notice shall be given not less than six
(6) Business Days prior to the anticipated initiation of such underwritten offering and shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such underwritten offering, subject to the limitations contained in Section 2.3.3 hereof.

           2.3.2 Notice of Participation in Piggyback Offerings. Each Holder shall advise the Company in writing within five (5) Business Days after the date of receipt of the Company Notice, specifying the number of Registrable Securities, if any, such Receiving Holders seek to include in such underwritten offering. The Company shall thereupon include in such underwritten offering the number of Registrable Securities so requested by the Holders to be included, subject to Section 2.3.3 hereof, and, if required shall use reasonable best efforts to effect registration of such Registrable Securities under the Securities Act; provided, however, that the Company may at any time withdraw or cease proceeding with any such underwritten offering of Holders' Registrable Securities if it shall at the same time withdraw or cease proceeding with the underwritten offering of all other shares of Common Stock of the Company originally proposed to be registered.

           2.3.3 Priority on Piggyback Offerings. If the managing underwriter of the underwritten offering pursuant to which Registrable Securities are included pursuant to this Section 2.3 shall advise the Holders and the Company in writing that, in its opinion, the number of securities requested to be included in such underwritten offering (including securities to be sold by the Company or by other Persons not holding Registrable Securities) exceeds the number which can be sold in such underwritten offering within an acceptable price range, the Company will include in such underwritten offering, to the extent of the number which the Company is so advised can be sold in such underwritten offering, (i) first, securities of the Company that the Company proposes to sell and (ii) second, securities of the Company held by other Persons having registration rights proposed to be included in such registration by the holders thereof and Registrable Securities proposed to be included in such registration by the Holders thereof, allocated, if necessary, on a pro rata basis in accordance with the number of shares proposed to be included in such registration by such other Persons and/or such Holders, as applicable.

           2.3.4 Expenses. The Company shall pay all of the Registration Expenses in connection with any underwritten offering in which the Holders have the opportunity to participate pursuant to this Section 2.3; provided, however, that in any underwritten offering pursuant to this Section 2.3 each Holder shall pay its pro rata share in accordance with the number of Registrable Securities sold by it in such offering of any underwriting commissions and discounts and each Holder shall pay the cost of its counsel incurred in connection with such underwritten offering.

           2.3.5 Limitation on Subsequent Registration Rights. The Company acknowledges and agrees that the Company will not grant or allow any other Persons any registration rights with respect to any securities of the Company which (i) impair the rights of the Holders to exercise their rights under this Agreement (including, without limitation, the timing of any underwritten offering initiated by the Holders pursuant to Section 2.2 hereof), (ii) conflict with or violate the provisions of this Agreement or (iii) grant any other Person rights to piggyback or participate in registered underwritten offerings of shares of Common Stock of the Company in priority to the rights granted to the Holders in this Section 2.3.

           2.4 Registration Procedures.

           2.4.1 Actions to be Taken by the Company. If and when the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall, as expeditiously as possible, but subject to the provisions of Section
2.6 hereof:

          (a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable under the circumstances and to remain effective for the period set forth in subparagraph (b) below;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of distribution thereof or the expiration of (A) in the case of the Shelf Registration Statement, the period set forth in Section 2.1 hereof and (B) in the case of a registration statement contemplated by Section 2.3 hereof, ninety (90) days after such registration statement becomes effective;

          (c) furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.4.3 hereof and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

          (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Securities may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective and take any other action which may be reasonably necessary or advisable to enable the Holders and such underwriter to consummate the disposition in such jurisdictions of the securities owned by the Holders; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

          (e) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when the registration statement, a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (g) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

          (h) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

          (i) furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests. For illustrative purposes, the opinion or opinions of counsel and comfort letters agreed to by the Company in that certain Registration Rights Agreement, dated as of December 17, 2004, between the Company and Credit Suisse First Boston LLC, shall be deemed customary; provided, however, the parties acknowledge and agree that certain additional opinions or comfort letter matters may be added or changed based on the facts and circumstances at the time of the Company's entering into the underwriting agreement.;

          (j) cause the Registrable Securities included in any registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

          (k) provide a transfer agent and registrar for all Registrable Securities registered hereunder and provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement;

          (l) cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (m) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

          (n) notify each seller of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (o) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Securities;

          (p) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

          (q) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

           2.4.2 Information to be Provided by the Holders. The Company may require the Holders to furnish the Company such information regarding the Holders and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required in connection with the Company's performance of its obligations hereunder.

           2.4.3 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in
Section 2.4.1(e)(iii) hereof such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.4.1(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

           2.5 Indemnification.

           2.5.1 Indemnification by the Company. The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each underwriter of Registrable Securities, each seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.5.3 hereof) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; provided, however, that the Company shall not be liable in any such case to the extent that such statements are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 2.5.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

           2.5.2 Indemnification by the Seller. In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 2.5.3 hereof) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and, provided, further, that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

           2.5.3 Notice of Claims, etc. Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is actually prejudiced by such failure to give notice) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. In the event the indemnified party believes such a conflict of interest exists, the indemnifying party shall indemnify the indemnified party for all costs and expenses of separate counsel for the indemnified party in accordance with Sections 2.5.1 or 2.5.2 hereof) above, as applicable. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

           2.5.4 Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.5.1 or 2.5.2 hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall the obligation of any indemnifying party to contribute under this Section 2.5.4 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 2.5.1 or
2.5.2 hereof had been available under the circumstances. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 2.5.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.5.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in
Section 2.5.3 hereof, defending any such action or claim. Notwithstanding the provisions of this Section 2.5.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this
Section 2.5.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

           If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.5.1 and 2.5.2 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.5.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.5.2 hereof.

           2.5.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

           2.6 Suspension of Registration. Notwithstanding anything to the contrary contained herein (other than as set forth in Section 2.1 hereof), for a period or periods not to exceed sixty (60) consecutive calendar days and not to exceed one hundred twenty (120) calendar days in any twelve-month period (each such period, a "Deferral Period"), the Company will not be required to file any registration statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in a registration statement pursuant to Section 2.4.1(e)(iii) hereof, make any other filing with the SEC, cause any registration statement or other filing with the SEC to become effective, or take any similar action, and any and all sales of Registrable Securities by the Holders pursuant to an effective registration statement shall be suspended: if (i) an event has occurred and is continuing as a result of which any such registration statement or prospectus would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) if the Company notifies the Holders that such actions would, in the good faith judgment of outside counsel to the Company, require the disclosure of material non-public information which the Company has a bona fide business purpose for preserving as confidential and which the Company would not otherwise be required to disclose. Upon the termination of the condition described in clauses (i) or (ii) of above, the Company shall give written notice to the Holders and shall promptly file any registration statement or amendment thereto required to be filed by it pursuant to this Agreement, furnish any prospectus supplement or amendment required to be furnished pursuant to Section 2.4.1(e)(iii) hereof, make any other filing with the SEC required of it or terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated by this Agreement. The Company shall promptly provide a Suspension Notice, specifying any suspension of registration rights pursuant to this Section 2.6 to (i) prior to the first anniversary of the Effective Time, all Holders and (ii) during the term of the Agreement, all Holders that are Affiliates of the Company, unless in either case such Holders advise the Company in writing that they do not wish to receive Suspension Notices except pursuant to Section 2.1.4 hereof. For the purposes of Sections 2.1.1, 2.3.1 and 4.1 hereof, the occurrence of any Deferral Period pursuant to this Section 2.6 shall cause the third anniversary of the Effective Time to be deemed extended by a number of days equivalent to the duration of any such Deferral Period.

                                    ARTICLE 3
                                    RULE 144
                                    --------

           3.1 Current Public Information. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its reasonable best efforts to:

           (i) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

           (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

           (iii) furnish to any Holder, so long as such Holder owns any Registrable Securities, upon request by such Holder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

                                    ARTICLE 4
                                   TERMINATION
                                   -----------

           4.1 Termination. The provisions of this Agreement shall terminate on the third anniversary of the Effective Time (or for such longer period if extended pursuant to Section 2.6 hereof).

                                    ARTICLE 5
                                  MISCELLANEOUS
                                  -------------

           5.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                  Seacor Holdings Inc.
                  460 Park Avenue
                  12th Floor New York, NY 10022
                  Attention: President
                  Facsimile: 212-582-8522

                  With copies to (which shall not constitute notice):

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopier No.: 212-310-8007
                  Attention:  David E. Zeltner

         If to Nautilus:

                  Nautilus Acquisition, L.P.
                  c/o CSFB Alternative Capital Division
                  11 Madison Avenue
                  16th Floor
                  New York, NY 10010
                  Telecopy No.:  (646) 935-7490
                  Attention:  Benjamin Silbert

         If to Riverstone:

                  C/R Marine Non-U.S. Partnership, L.P.
                  C/R Marine Domestic Partnership, L.P.
                  C/R Marine Coinvestment, L.P.
                  C/R Marine Coinvestment II, L.P.
                  c/o Riverstone Holdings, LLC
                  712 Fifth Avenue, 19th Floor
                  New York, New York 10019
                  Telecopy No.:  (212) 993-0077

         With copies to (which shall not constitute notice):

                  Latham and Watkins
                  55 Eleventh Street, NW
                  Suite 1000
                  Washington, D.C. 20004-1304
                  Attention:  David Dantzic
                  Telecopy No.:  (202) 637-2112

           Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           5.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

           5.3 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE HOLDERS EACH HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY CONSENT

TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY OR THE HOLDERS, AS THE CASE MAY BE, BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 5.1. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

           5.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder, and their respective successors and assigns. Notwithstanding anything to the contrary contained in this Agreement, the provisions hereof shall not apply to the ultimate beneficial owners of the Holders following a pro rata distribution-in-kind of the Common Stock.

           5.5 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

           5.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

           5.7 No Waivers; Amendments.

           5.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

           5.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                            SEACOR HOLDINGS INC.


                                            By:      /s/  Randall Blank
                                                     ---------------------------
                                            Name:    Randall Blank
                                            Title:   Executive Vice President



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                         NAUTILUS ACQUISITION, L.P.

                         By:  Nautilus Intermediary, L.P.
                               its General Partner

                               By:  Nautilus AIV, L.P.
                                    its General Partner

                                  By:  Nautilus GP, LLC
                                        its managing general partner

                                   By:  Turnham-Nautilus Holdings, LLC
                                        Class A Member and Authorized Signatory

                                    By: /s/ Robert C. Turnham, Jr.
                                       -----------------------------------------
                                       Name: Robert C. Turnham, Jr.
                                       Title: Member and Authorized Signatory





                         C/R MARINE NON-U.S. PARTNERSHIP, L.P.

                         By:      C/R Marine GP Corp.,
                                  its general partner


                                  By:   /s/ David M. Leuschen
                                       -----------------------------------------
                                       Name:    David M. Leuschen
                                       Title:   Vice President




                                  C/R MARINE DOMESTIC PARTNERSHIP, L.P.

                                  By:      C/R Marine GP Corp.,
                                           its general partner


                                           By:   /s/ David M. Leuschen
                                           -------------------------------------
                                           Name:     David M. Leuschen
                                           Title:    Vice President


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                         C/R MARINE COINVESTMENT, L.P.

                         By:      C/R Marine GP Corp.,
                                  its general partner




                                  By:   /s/ David M. Leuschen
                                       -----------------------------------------
                                       Name:   David M. Leuschen
                                       Title:  Vice President




                         C/R MARINE COINVESTMENT II, L.P.

                         By:      C/R Marine GP Corp.,
                                  its general partner




                                  By:   /s/ David M. Leuschen
                                       -----------------------------------------
                                       Name:    David M. Leuschen
                                       Title:   Vice President



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT